UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LAND	The Nasdaq Stock Market, LLC
6.375% Series A Cumulative Term Preferred Stock, $0.001 par value per share	LANDP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of the Company (as defined below), the anticipated use of proceeds and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s prospectus supplement for the offering described herein, dated February 20, 2020, and the accompanying base prospectus, dated April 12, 2017, that was filed with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2017. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report, except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On February 20, 2020, Gladstone Land Corporation, a Maryland corporation (the “Company”), entered into a dealer manager agreement (the “Dealer Manager Agreement”), with Gladstone Securities, LLC, a Connecticut limited liability company and affiliate of the Company (the “Dealer Manager”), whereby the Dealer Manager will serve as the Company’s exclusive dealer manager in connection with the Company’s offering (the “Offering”) of up to (i) 20,000,000 shares of 6.00% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.001 per share (the “Series C Preferred Stock”), on a “reasonable best efforts” basis (the “Primary Offering”), and (ii) 6,000,000 shares of Series C Preferred Stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”) to those holders of the Series C Preferred Stock who participate in such DRIP. However, pursuant to a prospectus supplement dated February 20, 2020, and a base prospectus dated April 12, 2017 relating to the registration statement on Form S-3 (File No. 333-217042), as the same may be amended and/or supplemented (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Prospectus”), the Company can only offer for sale up to 400,000 shares of Series C Preferred Stock in the Primary Offering and 120,000 shares of Series C Preferred Stock pursuant to the DRIP. The Company intends to file a new shelf registration statement on Form S-3 and a related prospectus supplement in March of 2020, in order to register and offer for sale the entire amount of shares of Series C Preferred Stock pursuant to the terms of the Dealer Manager Agreement.

Under the Dealer Manager Agreement, the Dealer Manager will provide certain sales, promotional and marketing services to the Company in connection with the Offering, and the Company will pay the Dealer Manager (i) selling commissions of 6.0% of the gross proceeds from sales of Series C Preferred Stock in the Primary Offering (the “Selling Commissions”), and (ii) a dealer manager fee of 3.0% of the gross proceeds from sales of Series C Preferred Stock in the Primary Offering (the “Dealer Manager Fee”). No Selling Commissions or Dealer Manager Fee shall be paid with respect to Shares sold pursuant to the DRIP. The Dealer Manager may, in its sole discretion, reallow a portion of the Dealer Manager Fee to participating broker-dealers in support of the Offering.

The terms of the Dealer Manager Agreement were approved by the Company’s board of directors (the “Board”), including all of its independent directors.

Pursuant to the Dealer Manager Agreement, the Company has agreed to indemnify the Dealer Manager and participating broker-dealers, and the Dealer Manager has agreed to indemnify the Company, against certain losses, claims, damages and liabilities, including but not limited to those arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in the prospectus, (ii) the omission or alleged omission to state in the Registration Statement (including the prospectus as a part thereof) or any post-effective amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the omission or alleged omission to state therein a material act required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The foregoing description of the Dealer Manager Agreement is a summary and is qualified in its entirety by the terms of the Dealer Manager Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Operating Partnership Agreement

On February 20, 2020, Gladstone Land Limited Partnership (the “Operating Partnership”), a Delaware limited partnership controlled by the Company through its ownership of Gladstone Land Partners, LLC, the general partner of the Operating Partnership, adopted the Fourth Amendment to its First Amended and Restated Agreement of Limited Partnership, including Exhibit SC thereto (collectively, the “Amendment”), as amended from time to time, establishing the rights, privileges and preferences of 6.00% Series C Cumulative Redeemable Preferred Units, a newly-designated class of limited partnership interests (the “Series C Preferred Units”). The Amendment provides for the Operating Partnership’s establishment and issuance of an equal number of Series C Preferred Units as are issued shares of Series C Preferred Stock by the Company in connection with the Offering upon the Company’s contribution to the Operating Partnership of the net proceeds of the Offering. Generally, the Series C Preferred Units provided for under the Amendment have preferences, distribution rights and other provisions substantially equivalent to those of the Series C Preferred Stock.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Amended and Restated Escrow Agreement

On February 20, 2020, the Company entered into the First Amendment to the Amended and Restated Escrow Agreement (the “Escrow Agreement Amendment”) with UMB Bank, National Association, a national banking association (the “Escrow Agent”). The Escrow Agreement Amendment modifies the Amended and Restated Escrow Agreement between the Company and the Escrow Agent dated May 31, 2018 (the “Existing Escrow Agreement”) to provide for escrow services in connection with the sale of Series C Preferred Stock in the same manner as those provided for the Company’s 6.00% Series B Cumulative Redeemable Preferred Stock. All other terms of the Existing Escrow Agreement remained the same. The Escrow Agent does not have a material relationship with the Company.

The foregoing description of the Escrow Agreement Amendment is a summary and is qualified in its entirety by the terms of the Escrow Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

New MetLife Facility

On February 20, 2020, the Company, as guarantor, and the Operating Partnership, as borrower (collectively, “Gladstone”), closed on a new credit facility (“New MetLife Facility”) with Metropolitan Life Insurance Company (“MetLife”).

Gladstone previously announced its entry into a prior Credit Facility (“Prior MetLife Facility”) under Item 1.01 on the Current Report on Form 8-K, filed with the SEC on May 14, 2014, and further announced amendments to the Credit Facility under Item 1.01 on the Current Reports on Form 8-K, filed with the SEC on each of September 10, 2015, October 11, 2016, and December 21, 2017.

As of December 31, 2019, the Prior Credit Facility consisted of a total of $200.0 million of term notes (the “Prior MetLife Term Notes”) and $75.0 million of revolving equity lines of credit (the “MetLife Lines of Credit”). The draw period for the Prior MetLife Term Notes expired on December 31, 2019, with approximately $21.5 million being left undrawn, and MetLife had no obligation to disburse the remaining funds under those notes.

As of the closing on February 20, 2020, the New MetLife Facility removes the MetLife Lines of Credit from the Prior MetLife Facility and created the New MetLife Facility, consisting of a new $75.0 million long-term note payable (the “New MetLife Term Note”) and the MetLife Lines of Credit. The New MetLife Term Note is scheduled to mature on January 5, 2030, and interest rates on any disbursements will be based on prevailing market rates at the time of such disbursements. In addition, an unused fee ranging from 0.10% to 0.20% (based on the balance drawn) will be charged on undrawn amounts. If the full commitment of $75.0 million is not utilized by December 31, 2022, MetLife has no obligation to disburse the remaining funds under the New MetLife Term Note. Material terms under the New MetLife Facility are substantially similar to those under the Prior MetLife Facility. As part of the New MetLife Facility, Gladstone paid aggregate loan fees of approximately $188,000.

The foregoing description of the New MetLife Term Note and the New MetLife Facility is a summary and is qualified in its entirety by the terms of the Loan Agreement for the New MetLife Facility, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing description of the New MetLife Term Note and the New MetLife Facility is a summary and is qualified in its entirety by the terms of the Eighth Amendment to Loan Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant..

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the Series C Preferred Stock, pursuant to the Articles Supplementary relating to the Series C Preferred Stock (the “Articles Supplementary”) materially impacts the rights of the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”): (i) the Articles Supplementary prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series C Preferred Stock are outstanding, unless all accumulated and unpaid dividends on the Series C Preferred Stock are paid in their entirety; (ii) if dividends on any Series C Preferred Stock shall be in arrears for 18 or more consecutive months, then holders of the Series C Preferred Stock, together with the holders of all classes or series of Parity Preferred Stock (as defined in the Articles Supplementary) upon which like voting rights have been conferred and are exercisable, will be entitled to vote separately as a class for the election of a total of two additional directors to serve on the Board until such dividend arrearage is eliminated; and (iii) the shares of Series C Preferred Stock have a liquidation preference equal to $25.00 (the “Liquidation Preference”), plus all accumulated but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2020, the Company filed with the Maryland Department of Assessments and Taxation Articles Supplementary (i) setting forth the rights, preferences and terms of the Series C Preferred Stock and (ii) reclassifying and designating 26,000,000 shares of the Company’s authorized and unissued shares of Common Stock as shares of Series C Preferred Stock. The reclassification decreased the number of shares classified as Common Stock from 91,500,000 shares immediately prior to the reclassification to 65,500,000 shares immediately after the reclassification. The following is a summary of the material terms of the Articles Supplementary:

Dividends

Investors will be entitled to receive preferential cumulative cash dividends on the Series C Preferred Stock at a rate of 6.00% per annum of the Liquidation Preference (equivalent to $1.50 per annum per share). Beginning on the date of issuance, dividends on the Series C Preferred Stock will be payable monthly in arrears. Dividends on the Series C Preferred Stock will be cumulative from the end of the most recent dividend period for which dividends have been paid or, if no dividends have been paid, from the date of issuance and shall be payable monthly in arrears on or about the fifth day of the subsequent month or, if such date is not a business day, the subsequent business day, or on such later date as designated by the Board.

Redemption at Option of the Company

The Company may not redeem the Series C Preferred Stock prior to the later of (i) the first anniversary of the Termination Date (as defined in the Articles Supplementary) and (ii) June 1, 2024 (except in limited circumstances relating to the Company’s continuing qualification as a real estate investment trust). On and after the later of (x) the first anniversary of the Termination Date and (y) June 1, 2024, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends up to but excluding the date of redemption.

Redemption at Option of Stockholders

Commencing on the date of original issuance (or, if after the date of original issuance the Board suspends the optional redemption right of the holders of Series C Preferred Stock, on the date the Board reinstates such right) and terminating on the earlier to occur of (i) the date upon which the Board, by resolution, suspends or terminates the optional redemption right of the holders of Series C Preferred Stock, and (ii) the date on which shares of Series C Preferred Stock are listed on a national securities exchange, holders of Series C Preferred Stock may, at their option, require the Company to redeem, on the tenth calendar day following delivery of a Stockholder Redemption Notice (as defined in the Articles Supplementary), or, if such tenth calendar day is not a business day, on the next succeeding business day, any or all of their shares of Series C Preferred Stock at a redemption price per share of Series C Preferred Stock equal to $22.50 in cash.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series C Preferred Stock will have the right to receive the Liquidation Preference, plus any accumulated and unpaid dividends up to but excluding the date of payment, but without interest, before any payment is made to the holders of Common Stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock.

Voting Rights

Holders of the Series C Preferred Stock will generally have no voting rights. However, if dividends on any shares of Series C Preferred Stock are in arrears for 18 or more consecutive months, then holders of the Series C Preferred Stock (voting together as a single class) will have the right to elect two additional directors to serve on the Board until such dividend arrearage is eliminated. Further, the designations, rights, preferences, privileges or limitations with respect to the Series C Preferred Stock may not be changed in a manner that would be materially adverse to the rights of holders of the Series C Preferred Stock without the affirmative vote of at least two-thirds of the shares of Series C Preferred Stock then outstanding.

The foregoing description of the Articles Supplementary is a summary and is qualified in its entirety by the terms of the Articles Supplementary, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On February 20, 2020, the Company issued a press release (the “Press Release”) announcing the Offering of the Series C Preferred Stock. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated as of February 20, 2020, by and between Gladstone Land Corporation and Gladstone Securities, LLC.

3.1	Articles Supplementary for 6.00% Series C Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for 6.00% Series C Cumulative Redeemable Preferred Stock.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Bass, Berry & Sims PLC.

10.1	Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SC thereto.

10.2	First Amendment to the Escrow Agreement, dated as of February 20, 2020, by and between Gladstone Land Corporation and UMB Bank, National Association.

10.3	Loan Agreement, dated as of February 20, 2020, by and among Gladstone Land Limited Partnership, as borrower, Gladstone Land Corporation, as guarantor, and Metropolitan Life Insurance Company, as lender.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1).

99.1	Press Release, dated February 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

February 20, 2020	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer